Principal Variable Contracts Funds, Inc. 711 High Street, Des Moines, IA 50392 515 247 5111 tel
April 28, 2021
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

RE:	Principal Variable Contracts Funds, Inc. (the "Registrant")
Post-Effective Amendment No. 125 to Registration Statement on Form N-1A
File Numbers 002-35570, 811-01944

I am Assistant Counsel and Assistant Secretary for the above-referenced Registrant and have reviewed the attached post-effective amendment, which is being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended. I hereby represent that the amendment does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b).
Sincerely,
/s/ Laura B. Latham
Laura B. Latham
Assistant Counsel and Assistant Secretary, Registrant
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